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                                                                     Exhibit 5.1

September 24, 1999

EMCORE Corporation
394 Elizabeth Avenue
Somerset, NJ  08873


            Re:         EMCORE Corporation
                        Registration Statement on Form S-3
                        For 2,521,361 Shares of Common Stock

Ladies and Gentlemen:

      I am Vice President and General Counsel of EMCORE Corporation, a New Jersey corporation (the "Company"). In that capacity, I have participated in the preparation of, and I am familiar with the contents of the above-referenced registration statement (the "Registration Statement"), which is concurrently being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 2,521,361 shares of the Company's Common Stock, consisting of (i) 1,030,000 shares of the Company's Common Stock issuable upon the conversion of the Series I Redeemable Convertible Preferred Stock (the "Preferred Shares"), (ii) 340,984 shares of the Company's Common Stock issuable upon conversion of an outstanding subordinated promissory note in the principal amount of $7,800,000 dated as of May 26, 1999 (the "Note Shares"), (iii) 141,255 shares of the Company's Common Stock issuable upon the exercise of outstanding warrants (the "Warrant Shares"), (iv) 629,227 shares of the Company's Common Stock issued in connection with the acquisition of MicroOptical Devices, Inc. (the "MODE Shares") and (v) 379,895 shares of the Company's Common Stock which were previously issued upon the exercise of outstanding warrants (the "Restricted Shares"). The holders of these securities are the "Selling Shareholders" as identified in the Prospectus.

      This opinion is being furnished in accordance with the requirements of
Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

      I am familiar with the corporate proceedings of the Company relating to the authorization of issuance and sale of the Preferred Shares, the Note Shares, the Warrant Shares, the MODE Shares and the Restricted Shares. I have examined such certificates of public officials and certificates of officers of the Company and selling shareholders, and the originals (or copies thereof, certified to my satisfaction) of such corporate documents and records of the Company, and such other documents, records and papers as I have deemed relevant in order to give the opinions hereinafter set forth. In this connection, I have assumed the genuineness of signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed, facsimile or photostatic copies. In addition, I have relied, to the extent that I deem such reliance proper, upon such certificates of public
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officials and officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established.

      I do not express or purport to express any opinions with respect to laws other than the Federal laws of the United States. As to all matters governed by the laws of the State of New Jersey involved in my opinions set forth below, I have relied, with your consent, upon an opinion of Dillon Bitar & Luther dated today and addressed to me.

      Based upon the foregoing, I am of the opinion that:

      1. The Preferred Shares have been duly and validly authorized and when issued following due conversion of the Series I Redeemable Convertible Preferred Stock and sold by the Selling Shareholders as contemplated in the Registration Statement and any amendments and prospectus supplements thereto, will be validly issued, fully paid and non-assessable.

      2. The Note Shares have been duly and validly authorized and when issued following due conversion of the subordinated promissory note and sold by the Selling Shareholders as contemplated in the Registration Statement and any amendments and prospectus supplements thereto, will be validly issued, fully paid and non-assessable.

      3. The Warrant Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the warrants and sold by the Selling Shareholders as contemplated in the Registration Statement and any amendments and prospectus supplements thereto, will be validly issued, fully paid and non-assessable.

      4. The MODE Shares have been duly and validly authorized, and when sold by the Selling Shareholders as contemplated in the Registration Statement and any amendments and prospectus supplements thereto, will be validly issued, fully paid and non-assessable.

      5. The Restricted Shares have been duly and validly authorized, and when sold by the Selling Shareholders as contemplated in the Registration Statement and any amendments and prospectus supplements thereto, will be validly issued, fully paid and non-assessable.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.


                                    Very truly yours,

                                    /s/ Howard W. Brodie
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                                    Howard W. Brodie
                                    Vice President and General Counsel